Exhibit 99.1

Contact: Rick Berry
Chief Financial Officer
600 Travis Street, Suite 5800
Houston, Texas 77002
713.993.4614

Sanders Morris Harris Group Third Quarter Profit $1.03 Per Share; Results Benefit from Capital Gain

HOUSTON, November 10, 2008 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today reported earnings for the third quarter of 2008 of $29.0 million, or $1.03 per diluted share, compared to $1.8 million, or $0.07 per diluted share, during the prior year quarter. Revenue during the 2008 quarter was $47.0 million versus $46.2 million during the third quarter of 2007.

The 2008 results included an after tax gain of $30.1 million on the sale of the Company’s ownership interests in Salient Partners and its Endowment Fund affiliates. Without that gain, the Company would have lost $1.1 million, or $0.04 per diluted share, during the 2008 quarter.

An after tax loss of $4.2 million, or $0.15 per share, was incurred in the Company’s investment portfolio, primarily reflecting the market declines in the value of its high-yield fund investment and holdings of energy company shares.

The Asset/Wealth Management division’s pretax earnings climbed to $8.2 million for the third quarter of 2008 from $6.7 million in the prior year quarter, a 23% increase. Asset/Wealth Management revenue was essentially flat at $26.6 million. Assets under management at the end of the quarter were $10.3 billion, down 6% from the end of June, adjusted for the Salient sale, reflecting the effects of the market decline during the quarter.

The Capital Markets division recorded pretax profits of $1.1 million during the third quarter of 2008, down from $2.4 million during the third quarter of 2007, impacted by difficult industry-wide conditions.

The Company had earlier announced the sale of its interests in Salient Partners, L.P. and Endowment Advisers, L.P., and its affiliates for $95 million in future payments. Sanders Morris Harris Group paid $16 million in 2003 for its ownership in Salient and Endowment Advisers. The after tax gain of $30.1 million realized in the third quarter is based on the net present value of the expected payments from Salient Partners and Endowment Advisers.

The Company has no funded debt. Its tangible net worth at the end of the third quarter was $147.3 million.

Revenue for the first nine months of 2008 was $141.7 million compared to $137.8 million in 2007. Net income totaled $33.0 million, or $1.23 per diluted share, during the first nine months of 2008 compared to $5.7 million, or $0.23 per diluted share, in 2007.

Conference Call

The Company will host a conference call on Tuesday, November 11th to discuss third quarter 2008 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (877) 748-8103 or International dial-in number (706) 634-7604 and enter pass code 72990676. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 30 days by dialing (800) 642-1687 (U.S.) or (973) 200-3966 (International) and entering the pass code 72990676.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a financial services company that manages $10.3 billion in client assets. It has two primary businesses. Asset/Wealth Management, the largest, provides highly regarded wealth advisory and asset management services to individuals and institutions. The other, Capital Markets, offers investment banking, institutional brokerage, trading, and research to a variety of institutions and middle market companies. Its corporate philosophy of investment in common aligns its interests with those of its clients. Sanders Morris Harris has over 600 employees in 21 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the Company’s control, include, but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

* * *

Selected Condensed Operating Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue	$46,960	$46,150	$141,686	$137,830
Expenses	44,491	39,350	127,597	122,122

Net	2,469	6,800	14,089	15,708
Equity in income of limited partnerships	43,285	711	46,556	4,298
Minority interests	941	(4,586)	(7,011)	(10,946)

Income before income taxes	46,695	2,925	53,634	9,060
Provision for income taxes	(17,735)	(1,082)	(20,589)	(3,371)

Net income	$28,960	$1,843	$33,045	$5,689

Earnings per common share:
Basic	$1.03	$0.07	$1.24	$0.23
Diluted	$1.03	$0.07	$1.23	$0.23

Weighted average shares outstanding:
Basic	28,033	24,801	26,583	24,715
Diluted	28,192	25,095	26,764	25,038

	September 30,
	2008	2007
Balance sheet data:
Cash and cash equivalents	$26,025	$38,973
Other tangible net assets	121,226	92,022

Tangible net assets	$147,251	$130,995

Shareholders’ equity	$279,780	$225,955

Selected Condensed Operating Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Asset/Wealth Management	$26,624	$26,878	$82,360	$76,583
Capital Markets:
Investment banking	3,373	5,994	8,771	19,798
Institutional brokerage	5,039	3,936	13,777	12,301
Prime brokerage services	14,116	8,701	35,300	26,372

Capital Markets Total	22,528	18,631	57,848	58,471
Corporate Support and Other	(2,192)	641	1,478	2,776

Total	$46,960	$46,150	$141,686	$137,830

Income (loss) before equity in income (loss) of limited partnerships, minority interests and income taxes:
Asset/Wealth Management	$8,891	$8,414	$26,627	$21,619
Capital Markets:
Investment banking	(1,033)	1,327	(3,663)	4,532
Institutional brokerage	828	306	1,201	1,117
Prime brokerage services	1,303	739	2,750	2,748

Capital Markets Total	1,098	2,372	288	8,397
Corporate Support and Other	(7,520)	(3,986)	(12,826)	(14,308)

Total	$2,469	$6,800	$14,089	$15,708

Equity in income (loss) of limited partnerships:
Asset/Wealth Management	$(1,661)	$2,827	$3,716	$6,146
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support and Other	44,946	(2,116)	42,840	(1,848)

Total	$43,285	$711	$46,556	$4,298

Minority interests in net (income) loss of consolidated companies:
Asset/Wealth Management	$941	$(4,586)	$(7,011)	$(10,946)
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support and Other	—	—	—	—

Total	$941	$(4,586)	$(7,011)	$(10,946)

Income (loss) before income taxes:
Asset/Wealth Management	$8,171	$6,655	$23,332	$16,819
Capital Markets:
Investment banking	(1,033)	1,327	(3,663)	4,532
Institutional brokerage	828	306	1,201	1,117
Prime brokerage services	1,303	739	2,750	2,748

Capital Markets Total	1,098	2,372	288	8,397
Corporate Support and Other	37,426	(6,102)	30,014	(16,156)

Total	$46,695	$2,925	$53,634	$9,060